LOAN AND SECURITY AGREEMENT

by and among

FEDERATED KAUFMANN FUND

as Agent for the benefit of the Lenders,

FEDERATED KAUFMANN FUND

and

SAMSUNG C&T CORPORATION,

as Lenders

HYDROGEN, L.L.C.,

as Borrower

HYDROGEN CORPORATION

as Guarantor

Dated: August 22, 2008

LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT, dated as of August 22, 2008, by and among HYDROGEN, L.L.C., an Ohio limited liability company, with its principal place of business located at 2 Juniper Street, Versailles, Pennsylvania 15132 (the “Borrower”), HYDROGEN CORPORATION, a Nevada corporation, with its principal place of business located at 10 East 40th Street, Suite 3405, New York, New York 10016 (“Guarantor” or “HYDRO Corp”), FEDERATED KAUFMANN FUND, a portfolio of Federated Equity Funds, a Massachusetts business trust, with offices located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237, in its capacity as agent for the benefit of the Lenders (together with its successors and assigns, the “Agent”), FEDERATED KAUFMANN FUND, a portfolio of Federated Equity Funds, a Massachusetts business trust, with offices located at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237, in its capacity as a Lender, and SAMSUNG C & T CORPORATION, a corporation organized under the laws of the Republic of Korea, with offices at Samsung C&T Corporation Building, 1321-20, Seocho-2 Dong, Seocho-Gu, Seoul, Korea, in its capacity as a Lender (together with their respective successors and assigns, the “Lenders”).

R E C I T A L S:

WHEREAS, Borrower desires to enter into a term loan with Lenders; and

WHEREAS, Guarantor desires to provide a certain guaranty as stipulated herein; and

WHEREAS, each Lender is willing to provide such term loan on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Agent, Lenders and Borrower mutually covenant, warrant and agree as follows:

SECTION 1 DEFINITIONS AND RULES OF INTERPRETATION AND CONSTRUCTION

Specific Terms Defined. The following terms (including both the singular and plurals thereof) shall have the following meanings unless the context indicates otherwise:

1.1 “Account Debtor” or “account debtor” shall have the meaning ascribed to such term in the UCC.

1.2 “Accounts” or “accounts” shall mean all “accounts” as defined in the UCC, and, in addition, any and all obligations of any kind at any time due and/or owing to Borrower, whether now existing or hereafter arising, and all rights of Borrower to receive payment or any other consideration including, without limitation, invoices, contract rights, accounts receivable, general intangibles, choses-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and Obligations in whatever form owing to Borrower from any Person, Governmental Authority or any other entity, all security therefor, and all of Borrower’s rights to receive payments for goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, or with respect thereto, including, but not limited to, all rights as an unpaid vendor (including stoppage in transit, replevin or reclamation), and all additional amounts due from any Account Debtor, together with all Proceeds and products of any and all of the foregoing.

1.3 “Affiliate” shall mean, with respect to any Person, (a) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person or (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management or the policies of such Person, whether through the ownership of not less than 20% of the voting stock or equity of such person or by contract or otherwise.

1.4 “Agent" means Federated Kaufmann, in its capacity as contractual representative of the Lenders pursuant to Section 13 herein, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Section 13 herein.

1.5 “Agreement” shall mean this Loan and Security Agreement (including all Exhibits annexed hereto and the Borrower’s Disclosure Schedule) as originally executed or, if amended, modified, supplemented, renewed or extended from time to time, as so amended, modified, supplemented, renewed or extended.

1.6 “Aggregate Term Loan Commitment” means the aggregate of the Loan commitments of all the Lenders, which amount equals $2,000,000.

1.7 “Balance Sheet” means the Borrower’s balance sheet dated as of June 30, 2008.

1.8 “Borrower” shall have the meaning set forth in the introductory paragraph hereof.

1.9 “Borrower’s Accounts” shall have the meaning set forth in Section 2.1 hereof.

1.10 “Borrower’s Disclosure Schedule” means the disclosure schedule prepared by Borrower that is being delivered to each Lender concurrently herewith.

1.11 “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close under applicable banking laws.

1.12 “Capital Assets” shall mean, in accordance with GAAP, fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill).

1.13 “Change of Control” shall have the meaning as set forth in Section 9.1 hereof.

1.14 “Chattel Paper” shall have the meaning ascribed to such term in the UCC.

1.15 “Closing Date” shall mean the date of this Agreement.

1.16 “Closing Date Warrants” means the five (5) year warrants to purchase 400,000 shares of Common Stock of HYDRO Corp, issued to each of the Lenders on the Closing Date having a per share exercise price equal to the volume weighted average price per share for the period starting on the 25th trading day prior to the respective vesting date and ending on the 10th trading day prior to such vesting date, in the form annexed hereto as Exhibit A.

1.17 “Collateral” shall have the meaning as set forth in Section 5.1 hereof.

1.18 “Commercial Tort Claims” shall have the meaning ascribed to such term in the UCC.

1.19 “Common Stock” shall mean the Common Stock, par value $0.001 per share, of HYDRO Corp.

1.20 “Default Interest Rate” shall have the meaning set forth in Section 3.1 hereof.

1.21 “Default Warrants” means the five (5) year warrants to purchase 1,000,000 shares of Common Stock of HYDRO Corp, issued to each of the Lenders having a per share exercise price equal to $0.01 per share, issuable solely after the occurrence and existence of an Event of Default that remains uncured for a period of fifteen (15) days, in the form annexed hereto as Exhibit B.

1.22 “Deposit Accounts” shall have the meaning ascribed to such term in the UCC. Notwithstanding the foregoing, said Deposit Accounts shall include the Borrower’s Account.

1.23 “Document” or “document” shall have the meaning ascribed to such term in the UCC.

1.24 “Environment” means all air, surface water, groundwater or land, including, without limitation, land surface or subsurface, including, without limitation, all fish, wildlife, biota and all other natural resources.

1.25 “Environmental Law” or “Environmental Laws” shall mean all federal, state and local laws, statutes, ordinances and regulations now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

1.26 “Environmental Obligations and Costs” shall mean, as to any Person, all Obligations, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, and which arise from any environmental, health or safety conditions, or a Release or conditions that are reasonably likely to result in a Release, and result from the past, present or future operations of such Person or any of its Affiliates.

1.27 “Environmental Lien” shall mean any Lien in favor of any Governmental Authority for Environmental Obligations and Costs.

1.28 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.29 “Equipment” shall mean “equipment”, as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, and shall include, without limitation, all equipment, machinery, furniture, Fixtures, computer equipment, telephone equipment, molds, tools, dies, partitions, tooling, transportation equipment, all other tangible assets used in connection with the manufacture, sale or lease of goods or rendition of services, and Borrower’s interests in any leased equipment, and all repairs, modifications, alterations, additions, controls and operating accessories thereof or thereto, and all substitutions and replacements therefor.

1.30 “Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, membership interests, units, participations or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC (or any successor thereto) under the 1934 Act).

1.31 “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10 of this Agreement.

1.32 “Expenses” shall have the meaning set forth in Section 13.6 hereof.

1.33 “Financial Statements” shall have the meaning as set forth in Section 7.9 hereof.

1.34 “Financing Statements” shall mean the Uniform Commercial Code UCC-1 Financing Statements to be filed with applicable Governmental Authorities of each State or Commonwealth or political subdivisions thereof pursuant to which Agent (for the benefit of the Lenders) shall perfect its security interest in the Collateral.

1.35 “Fiscal Year” shall mean that twelve (12) month period commencing on January 1 and ending on December 31.

1.36 “Fixtures” shall have the meaning ascribed to such term in the UCC.

1.37 “GAAP” means generally accepted accounting principles in effect in the United States of America at the time of any determination, and which are applied on a consistent basis. All accounting terms used in this Agreement which are not expressly defined in this Agreement shall have the meanings given to those terms by GAAP, unless the context of this Agreement otherwise requires.

1.38 “General Intangibles” shall have the meaning ascribed to such term in the UCC.

1.39 “Goods” shall have the meaning ascribed to such term in the UCC.

1.40 “Governmental Authority” or “Governmental Authorities” shall mean any federal, state, county or municipal governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.41 “Guaranty” shall mean that certain General Continuing Guaranty of even date herewith made by the Guarantor in favor of the Agent (for the benefit of the Lenders) as the same may be amended, restated, supplemented or otherwise modified from time to time.

1.42 “Indebtedness” shall mean, with respect to any Person, all of the obligations of such Person which, in accordance with GAAP, should be classified upon such Person’s balance sheet as Obligations, or to which reference should be made by footnotes thereto, including without limitation, with respect to Borrower, in any event and whether or not so classified:

(a) all debt and similar monetary obligations of Borrower, whether direct or indirect;

(b) all obligations of Borrower arising or incurred under or in respect of any guaranties (whether direct or indirect) by Borrower of the indebtedness, Obligations or obligations of any other Person; and

(c) all obligations of Borrower arising or incurred under or in respect of any Lien upon or in any property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations.

1.43 “Intellectual Property” shall mean property constituting under any applicable law a registered patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing

1.44 “Interest Rate” shall have the meaning set forth in Section 3.1 hereof.

1.45 “Instruments” shall have the meaning ascribed to such term in the UCC

1.46 “Inventory” shall mean any “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or Guarantor, wherever located, and, in any event, shall include, without limitation, all raw materials, work-in-process, finished and semi-finished Inventory including, without limitation, all materials, parts, components and supplies relating to the manufacture or assembly thereof, packaging and shipping supplies relating thereto, and all other inventory, merchandise, goods and other personal property now or hereafter owned by Borrower or Guarantor, which are held for sale, exchange or lease or are furnished or are to be furnished under a contract of service or an exchange arrangement or which constitute raw materials, work-in-process or materials used or consumed or to be used or consumed in Borrower’s or Guarantor’s business, or the processing, packaging, delivery or shipping of the same, and all finished goods and the products of the foregoing, whatever form and wherever located; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all right, title and interest of Borrower or Guarantor therein and thereto.

1.47 “Investment Property” shall have the meaning ascribed to such term in the UCC.

1.48 “Lender Obligations” shall have the meaning set forth in Section 13.6 hereof.

1.49 “Lenders” shall have the meaning set forth in the introductory paragraph hereof.

1.50 “Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, including rights to payment or performance under a letter of credit, whether or not the beneficiary thereof has demanded or is entitled to demand payment or performance.

1.51 “Lien” or “lien” shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other), charge or other encumbrance of any kind or nature whatsoever (including, without limitation, pursuant to any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing) on personal or real property or fixtures.

1.52 “Loan” shall mean the original principal amount as set forth in each Term Loan Note.

1.53 “Loan Documents” shall mean this Agreement, the Guaranty and the Disclosure Schedules, and any and all other agreements, notes, documents, mortgages, financing statements, guaranties, intercreditor agreements, subordination agreements, certificates and instruments executed and/or delivered by Borrower or Guarantor or any other Person to Agent or the Lenders pursuant to and in connection with the Loan and this Agreement, including, without limitation, the Term Loan Notes, the Closing Date Warrants, the Default Warrants, the Membership Interest Pledge Agreement, and all other documents entered into by the parties in connection with the transactions contemplated hereby.

1.54 “Losses” shall have the meaning set forth in Section 13.6 hereof.

1.55 “Material Adverse Effect” means a material adverse effect on (a) the business, assets, Obligations, financial condition, or results of operations of Borrower, (b) the ability of a Borrower or Guarantor to pay when due or perform its obligations under any Loan Document to which it is a party in accordance with its respective terms, (c) the value of the Collateral or the priority of the Lender’s Lien therein, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of Lender under any of such Loan Documents. All determinations of materiality shall be made by the Lender in its reasonable judgment unless expressly provided otherwise.

1.56 “Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

1.57 “Maturity Date” shall mean December 15, 2008; provided that if on or before December 15, 2008, Borrower has executed a definitive agreement with a third-party to consummate a transaction with either of the Borrower for an amount that will result in full repayment of the Loan, and such transaction requires shareholder approval as a closing condition, then said maturity date shall be extended until the earlier of (i) February 1, 2009 and (ii) ten (10) days from the date on which the transaction was put to a vote of shareholders of HYDRO Corp at a duly called meeting of such shareholders.

1.58 “Membership Interest Pledge Agreement” shall mean the Membership Interest Pledge Agreement, of even date herewith, between HYDRO Corp. and Agent for the benefit of the Lenders pursuant to which HYDRO Corp has pledged 100% of the membership interests of the Borrower to Agent for the benefit of the Lenders to secure the Obligations.

1.59 “Minimum Price” shall have the meaning as set forth in Section 2.1(b) hererof.

1.60 “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

1.61 “Obligations” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Agent and the Lenders pursuant to the Loan Documents, including, without limitation, principal, interest, repurchase obligations, charges, fees, reimbursements, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the Term (solely to the extent not otherwise satisfied by the Borrower) whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

1.62 “Payment Intangibles” shall have the meaning ascribed to such term in the UCC.

1.63 “Permitted Encumbrances” shall mean the following: (a) Liens granted to Agent for the benefit of the Lenders; (b) Liens granted to any other secured lender that are second in priority to the first-priority Liens of the Agent as provided in a subordination agreement reasonably satisfactory to the Lender, (c) purchase money security interests in favor of equipment vendors upon any Capital Assets hereafter acquired (including, without limitation, capitalized or finance leases); provided, that, (i) no such purchase money security interest or other Lien (or capitalized or finance lease, as the case may be) with respect to specific future Capital Assets shall extend to or cover any other property, other than the specific Capital Assets so acquired, and the proceeds thereof, (ii) such mortgage, Lien or security interest secures only the cost or obligation to pay the purchase price of such specific Capital Assets only (or the obligations under the capitalized or finance lease), and (iii) the principal amount secured thereby shall not exceed one hundred (100%) percent of the lesser of the cost or the fair market value (at the time of the acquisition of the Capital Assets) of the Capital Assets so acquired, and (iv) the total indebtedness secured by all such purchase money security interests granted on or after the Closing Date shall not exceed $25,000 in the aggregate at any time; (d) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (e) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP; (f) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, and which have no effect on the priority of Liens in favor of Agent for the benefit of the Lenders or the value of the assets in which Agent has a Lien; and (g) such other Liens as are set forth on Exhibit 1.63 annexed hereto and made a part hereof.

1.64 “Person” or “person” shall mean, as applicable, any individual, sole proprietorship, partnership, corporation, limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.65 “Proceeding” means any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors, or other proceeding for the liquidation, dissolution or other winding up of Borrower or the Collateral, whether voluntary or involuntary.

1.66 “Proceeds” shall have the meaning ascribed to such term in the UCC and shall also include, but not be limited to, (a) any and all proceeds of any and all insurance policies (including, without limitation, life insurance, casualty insurance, business interruption insurance and credit insurance), indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral or otherwise, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of Governmental Authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

1.67 “Promissory Note” shall have the meaning ascribed to such term in the UCC.

1.68 “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a hazardous substance into the environment.

1.69 “Required Lenders” means, Lenders in the aggregate having at least 50% of the Aggregate Loan Commitment.

1.70 “Satisfied” means with respect to the Senior Debt that all of the Senior Debt shall have been paid in full in cash and all financing arrangements and accommodations among Borrower, Agent and the Senior Lender shall have been terminated and the Senior Lender and Agent, as applicable, have no obligations to make any loans, financial accommodations or advance any funds which would constitute Senior Debt to Borrower.

1.71 “SEC” shall mean the United States Securities and Exchange Commission.

1.72 “SEC Reports” shall mean HYDRO Corp’s (1) Annual Report on Form 10-K for the year ended December 31, 2007, and (2) all other periodic and other reports filed by HYDRO Corp with the SEC pursuant to the 1934 Act subsequent to December 31, 2007, and prior to the date hereof, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

1.73 “Securities” shall have the meaning ascribed to such term in the UCC.

1.74 “Senior Debt” shall have the meaning set forth in Section 13.12 hereof.

1.75 “Senior Lien” shall have the meaning set forth in Section 13.12 hereof.

1.76 “Senior Lender” shall have the meaning set forth in Section 13.12 hereof.

1.77 “Software” shall have the meaning ascribed to such term in the UCC.

1.78 “Subordinated Collection Action” means any judicial proceeding or other action taken or initiated by the Subordinated Lender against the Borrower, Guarantor, Agent or any Collateral to collect the Subordinated Lender Debt, to foreclose the Subordinated Liens or otherwise to enforce the rights or remedies of the Subordinated Lender under the this Agreement or any of the other Loan Documents or applicable law with respect to the Subordinated Lender Debt.

1.79 “Subordinated Debt” shall mean, at any particular time, all Indebtedness of Borrower which is not expressly by its terms pari passu or senior, in right of payment to the prior payment in full of all of the Obligations.

1.80 “Subordinated Lien” shall have the meaning set forth in Section 13.12 hereof.

1.81 “Subordinated Lender” shall have the meaning set forth in Section 13.12 hereof.

1.82 “Subordinated Lender Debt” shall have the meaning set forth in Section 13.12 hereof.

1.83 “Subordination Event” shall have the meaning set forth in Section 13.12 hereof.

1.84 “Subordination Event Date” shall have the meaning set forth in Section 13.12 hereof.
1.85 “Subordination Notice” shall have the meaning set forth in Section 13.12 hereof.

1.86 “Subsidiary” shall mean, as to any Person, a corporation, limited liability company or other entity with respect to which more than fifty (50%) percent of the outstanding Equity Interests of each class having voting power is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person.

1.87 “Tangible Chattel Paper” shall have the meaning ascribed to such term in the UCC.

1.88 “Term” shall have the meaning set forth in Section 4.1.

1.89 “Term Loan Commitment” means, the obligation of each Lender to make the Loan in the principal amount of One Million Dollars ($1,000,000).

1.90 “Term Loan Note” shall have the meaning set forth in Section 2.1(a).

1.91 “UCC” shall mean the Uniform Commercial Code as presently enacted in the State of New York or any successor legislation thereto), and as the same may be amended from time to time, and the state counterparts thereof as may be enacted in such states or jurisdictions where any of the Collateral is located or held.

1.92 “Rules of Interpretation and Construction. In this Agreement unless the context otherwise requires:

(a) All terms used herein which are defined in the UCC shall have the meanings given therein unless otherwise defined in this Agreement;

(b) Sections mentioned by number only are the respective Sections of this Agreement as so numbered;

(c) Words importing a particular gender shall mean and include the other gender and words importing the singular number mean and include the plural number and vice versa;

(d) Words importing persons shall mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations, limited liability companies or other legal entities, including public or governmental bodies, as well as natural persons;

(e) Each reference in this Agreement to a particular person shall be deemed to include a reference to such person's successors and permitted assigns;

(f) Any headings preceding the texts of any Section of this Agreement, and any table of contents or marginal notes appended to copies hereof are intended, solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect;

(g) If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions thereof;

(h) The terms “herein”, “hereunder”, “hereby”, “hereto”, and any similar terms as used in this Agreement refer to this Agreement; the term “heretofore” means before the date of execution of this Agreement; and the term “hereafter” shall mean after the date of execution of this Agreement;

(i) If any clause, provision or section of this Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or section of this Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict;

(j) Unless otherwise specified, (i) all accounting terms used herein or in any Loan Document shall be interpreted in accordance with GAAP, (ii) all accounting determinations and computations hereunder or thereunder shall be made in accordance with GAAP and (iii) all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP;

(k) An Event of Default that occurs shall exist or continue or be continuing unless such Event of Default is waived by Agent and the Lenders in accordance with the terms of this Agreement; and

(l) The word “and” when used from time to time herein shall mean “or” or “and/or” if such meaning is expansive of the rights or interests of Agent and Lenders in the given context.

SECTION 2 LOAN

2.1 Loan. Upon the terms and provisions and subject to the conditions contained in this Agreement, on the date hereof, each Lender is willing to extend in one (1) advance term loans (collectively, the “Loan”) to the Borrower in an aggregate principal amount equal to each Term Loan Commitment, which aggregate amount equals the Aggregate Term Loan Commitment. On the Closing Date, each Lender shall provide to the Borrower 50% of its respective Term Loan Commitment. The remaining 50% of such Term Loan Commitment shall be deposited into an account in the name of the Borrower and Agent, for the benefit of the Lenders (the “Borrower’s Account”). Upon the satisfaction of the conditions in this Section 2.1(a) and Section 2.1(b) and upon written authorization or instruction of the Agent to release the amount in the Borrower’s Account, the amount in the Borrower’s Account shall be released to the Borrower. The Agent agrees that upon satisfaction of the conditions in this Section 2.1(a) and Section 2.1(b), it shall take all necessary action, including, without limitation, delivering the aforementioned signed authorization or instruction, to release the amount in the Borrower’s Account to the Borrower.

(a) Each of the Lenders has been notified by the Borrower that the Borrower’s demonstration facility at ASHTA Chemicals has been  successfully started up to 10 amps and 5 psig, has completed acid addition, and has achieved stable fuel cell segment voltages sufficient to initiate increased power level operation; and

(b) (1) The Agent has received a letter from Triax Capital Advisors or another financial advisor to the Borrower indicating that one or more Persons has indicated a willingness to close an equity or loan transaction on or prior to December 15, 2008, which will allow the Loan to be repaid in full on or prior to the Maturity Date; or (2) the Agent has received a letter from Samsung C&T Corporation indicating Samsung C&T Corporation’s willingness to close an equity transaction with the Borrower or Guarantor on or prior to December 15, 2008 and stating the cash purchase price it is willing to pay in connection with such transaction in an amount equal to or greater than the minimum cash purchase price mutually agreed upon by Samsung C&T Corporation and Federated Kaufmann Fund as an acceptable minimum price (the “Minimum Price”). The Parties hereto shall keep the Minimum Price as set forth in any such letter from Samsung C&T Corporation as confidential and shall not disclose it to any person not a party hereto without the prior written consent of the other parties to this Agreement.  Any such letter from Samsung C&T Corporation shall not (i) be a binding commitment on Samsung C&T Corporation to consummate any equity transaction with the Borrower or Guarantor, (ii) be a binding commitment on Samsung C&T Corporation to pay a cash purchase price equal to or greater than the Minimum Price in connection with any equity transaction it may consummate with the Borrower, and (iii) cause Samsung C&T Corporation to incur any liability to the Borrower, the Guarantor, Federated Kaufmann or any other Persons unless liability arises as a direct result of gross negligence or willful misconduct of Samsung C&T Corporation as determined in a final non-appealable judgment by a court of competent jurisdiction

(c) If the Borrower fails to satisfy the criteria for disbursement as provided in Sections 2.1(a) and (b) above from the Borrower’s Account on or prior to September 30, 2008, then the Agent and Borrower shall promptly take all necessary action, including delivering signed authorizations or instructions, to return the Loan proceeds in the Borrower’s Account to the Lenders without payment of the Prepayment Fee.

(d) The obligation of Borrower to repay the Loan shall be evidenced by separate notes (collectively, the “Term Loan Notes”) dated the date hereof, with appropriate insertions, dated the Closing Date, payable to the order of each Lender in the principal amount of each Lender’s Term Loan Commitment. In case of any discrepancy between this Agreement and the Term Loan Notes, this Agreement shall govern.

2.2 Use of Proceeds. Borrower shall use the proceeds of the Loan for working capital needs and general corporate purposes.

2.3 Repayment. The Loan and all accrued and unpaid interest owed to the Lenders hereunder shall be due and payable on the Maturity Date.

2.4 Subrogation.  (a) Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which Borrower may now or hereafter have against the Guarantor or against any other Person directly or contingently liable for the Obligations until all Obligations have been indefeasibly paid in full and this Agreement has been irrevocably terminated.

(c) Borrower represents and warrants to Lenders that (i) Borrower and Guarantor have one or more common shareholders, members, directors, managers and/or officers, as the case may be, (ii) the businesses and corporate activities of Borrower and Guarantor are closely related to, and substantially benefit, the business and corporate activities of the consolidated group of which Borrower and Guarantor are members, and (iii) Borrower and Guarantor will receive a substantial economic benefit from entering into Loan Documents and will receive a substantial economic benefit from the Loan hereunder, in each case, whether or not such amount is used directly by Borrower.

SECTION 3 INTEREST, FEES AND CHARGES

3.1 Interest.

(a) Interest on the unpaid principal balance of the Loan shall be computed on the basis of the actual number of days elapsed and a year of 360 days, shall accrue at a rate equal to twelve percent (12%) per annum (the “Interest Rate”) and shall be payable in arrears on October 15, 2008 and on the Maturity Date, or together with any prepayment of the Loan.

(b) Following and during the continuation of an Event of Default and as elected by the Lenders as evidenced by written notice to the Borrower, interest on the unpaid principal balance of the Loan (from the date of such notice until such Event of Default has been cured or waived by the Lenders) shall accrue at a rate equal to eighteen percent (18%) per annum (the “Default Interest Rate”).

3.2 Fees and Expenses. Borrower shall pay, on Agent’s and each Lender's demand, all reasonable out-of-pocket costs, reasonable out-of-pocket expenses, filing fees and taxes payable in connection with the administration, collection, liquidation, defense and enforcement of the Loan Documents, Agent’s rights in the Collateral, and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may now or hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by Agent on behalf of the Lenders or claims or defenses against Agent or any Lender asserted by Borrower or any third party directly or indirectly arising out of or related to the relationship among Borrower, Agent and Lenders, including, but not limited to the following, whether incurred before, during or after the Term (solely to the extent any Obligations remain unsatisfied by Borrower) or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar or successor statute: (a) all out-of-pocket costs and expenses of filing or recording (including UCC Financing Statement filing fees); and (b) all fees relating to the wire transfer of loan proceeds and other funds and fees for returned checks. In addition to the foregoing, if Samsung C&T Corporation submits an offer to HYDRO Corp to consummate an equity transaction with HYDRO Corp at a price no less than the Minimum Price and such offer by Samsung C&T Corporation is not accepted by HYDRO Corp or, if accepted, Samsung C&T Corporation does not consummate any such equity transaction with one or more of the Borrower through no fault of Samsung C&T Corporation, Samsung C&T Corporation shall be reimbursed by the Borrower for actual and reasonable expenses incurred by Samsung C&T Corporation in connection with conducting its due diligence review in connection with its consideration of such equity transaction involving the Borrower in an amount not to exceed $100,000. If any fees, costs or charges payable to Lenders hereunder are not paid when due (and after reasonable prior notice to the Borrower), such amounts shall accrue interest at the Default Interest Rate from the date when such amounts were due and ending on the date when such amounts are paid to Lenders.

3.3 Savings Clause. It is intended that the Interest Rate and the Default Interest Rate shall never exceed the maximum rate, if any, which may be legally charged in the State of New York for loans made to corporations (the “Maximum Rate”). If the provisions for interest contained in the Term Loan Notes would result in a rate higher than the Maximum Rate, the interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of Lenders, returned to the Borrower.

SECTION 4 TERM.

4.1 Term. This Agreement shall continue until all Obligations shall have been indefeasibly paid in full (the “Term”).

4.2 Early Termination.

(a) Agent (at the direction of the Required Lenders) shall have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default.

(b) Except as set forth in Section 4.2(c) hereof, the Loan shall be prepayable by Borrower without premium or penalty.

(c) Borrower may prepay the remaining outstanding Loan without premium or penalty, provided, however, that, (i) such prepayment is no less than the amount of the remaining outstanding principal sum of the Term Loan Note, and (ii) as part of such prepayment, Borrower pay Lenders all other amounts due to Lenders pursuant to the Loan Documents, and (iii) in the event Borrower make such prepayment on or before the Maturity Date, Borrower shall also pay Lenders an amount equal to two and one half percent (2.5%) times the amount of the Loan prepaid (the “Prepayment Fee”). The Prepayment Fee is intended to compensate such Lender for committing and deploying funds for Borrower’s loan pursuant to the Agreement and for such Lender’s loss of investment of such funds in connection with such early termination, and is not intended as a penalty.

SECTION 5 COLLATERAL.

5.1 Security Interests in Borrower’s and Guarantor’s Assets. As collateral security for the payment and performance of the Obligations, Borrower and the Guarantor hereby grant and convey to Agent for the benefit of the Lenders a first priority continuing security interest in and Lien upon all now owned and hereafter acquired property and assets of Borrower and the Guarantor and the Proceeds and products thereof (which property, assets and Proceeds, together with all other collateral security for the Obligations now or hereafter granted to or otherwise acquired by Lenders, are referred to herein collectively as the “Collateral”), including, without limitation, all property of Borrower and/or Guarantor now or hereafter held or possessed by Lenders, and including the following:

(a) Accounts;

(b) Chattel Paper;

(c) Commercial Tort Claims;

(d) Deposit Accounts;

(e) Documents;

(f) Electronic Chattel Paper;

(g) Equipment;

(h) Fixtures;

(i) General Intangibles;

(j) Goods;

(k) Instruments;

(l) Inventory;

(m) Investment Property;

(n) Letter-of-Credit Rights;

(o) Payment Intangibles;

(p) Promissory Notes;

(q) Software;

(r) Tangible Chattel Paper;

(s) Securities (whether certificated or uncertificated), including, without limitation, the membership interests in Borrower;

(t) Warehouse receipts;

(u) Cash monies;

(v) Tax and duty refunds;

(w) Patents, patent applications, trademarks, trademark applications, tradenames and tradestyles, copyrights, copyright applications, trade rights (whether or not registered), discoveries, improvements, processes, know-how, formulas, trade secrets, service marks, other rights in intellectual property (whether patentable or not), goodwill, customer and mailing lists, insurance policies, licenses (whether as licensor or licensee), franchises and permits;

(x) All present and future books and records relating to any of the above including, without limitation, all present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower or Guarantor with respect to any of the foregoing maintained with or by any other Person); and

(y) Any and all products and Proceeds of the foregoing in any form including, without limitation, all insurance claims, warranty claims and proceeds and claims against third parties for loss or destruction of or damage to any or the foregoing. Notwithstanding the foregoing, in no event shall the Collateral include (i) the Equipment listed on Schedule 5.1 attached hereto, (ii) (ii) cash on hand as of the Closing Date in an amount of approximately $225,000, or (iii) any lease, license, contract, property rights or agreement to which a Borrower is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (A) the abandonment, invalidation or unenforceability of any right, title or interest of Borrower in such property, or (B) in a breach or termination pursuant to the terms of, or a default under, any lease, license, contract, property rights, agreement, law, statute or regulation, in each case, evidencing, governing or giving rise to such property (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC).

5.2 Financing Statements. Borrower, on behalf of the Lenders, shall file Financing Statements with respect to the Collateral in form acceptable to Agent and its counsel, and shall provide satisfactory evidence of said filing to the Lenders and their counsel promptly after the said filing. Borrower shall, at all times, do, make, execute, deliver and record, register or file all Financing Statements and other instruments, acts, pledges, leasehold or other mortgages, amendments, modifications, assignments and transfers (or cause the same to be done), and will deliver to Agent such instruments and/or documentation evidencing items of Collateral, as may be reasonably requested by Agent to better secure or perfect Agent’s security interest in the Collateral or any Lien with respect thereto. Borrower acknowledges that it is not authorized to file any Financing Statement or amendment or termination statement with respect to any Financing Statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent.

5.3 License Grant. Borrower hereby grants to Agent, for the benefit of the Lenders and for the sole purpose of facilitating repayment of the Obligations, an irrevocable, non-exclusive, worldwide license without payment of royalty or other compensation to Borrower, upon the occurrence and during the continuance of an Event of Default, to use or otherwise exploit in any manner as to which authorization of the holder of such Intellectual Property would be required, and to license or sublicense such rights in to and under, any Intellectual Property now or hereafter owned by or licensed to Borrower, and wherever the same may be located, including in such license access to all media in which any of such Intellectual Property may be recorded or stored and to all software and hardware used for the compilation or printout thereof, and represent, promise and agree that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person and subject, in the case of trademarks and service marks, to sufficient rights to quality control and inspection in favor of Borrower to avoid the risk of invalidation of said trademarks and service marks. The foregoing license will terminate on the indefeasible payment in full of all Obligations; provided, however, that any license, sublicense, or other rights granted by Lender pursuant to such license during its term shall remain in effect in accordance with its terms.

5.4 Representations, Warranties and Covenants Concerning the Collateral. Each of Borrower and Guarantor represents, warrants and covenants as follows:

(a) All of its Collateral (i) is owned by it free and clear of all Liens (including any claim of infringement) except those in Agent’s favor and Permitted Encumbrances and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

(b) It shall not encumber, mortgage, pledge, assign or grant any Lien upon any Collateral or any other assets to anyone other than the Agent and except for Permitted Liens.

(c) The Liens granted pursuant to this Agreement, upon the filing of Financing Statements in respect of Borrower and Guarantor (as may be applicable) in favor of the Agent for the benefit of the Lenders in the applicable filing office of the states of organization of Borrower and Guarantor (as may be applicable), constitute valid perfected first priority security interests in all of the Collateral to be perfected by filing in favor of the Agent for the benefit of the Lenders, as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof.

(d) To our best knowledge, no security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances.

(e) It shall not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business and (ii) the disposition or transfer in the ordinary course of business of Equipment only to the extent that the proceeds of any such disposition are used to acquire replacement Equipment which is subject to the Lender’s security interest or are used to repay the Obligations.

(f) It shall defend the right, title and interest of the Agent (for the benefit of the Lenders) in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant the Lender “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to the Agent, (ii) the prompt (but in no event later than three (3) Business Days following the Agent’s request therefor) delivery to the Agent of all original Instruments, Chattel Paper, negotiable Documents and certificated Securities owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification to third parties of the Agent’s interest in Collateral at the Agent’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or the Agent’s interests in the Collateral.

(g) It shall promptly, and in any event within three (3) Business Days after the same is acquired by it, notify the Agent of any Commercial Tort Claim acquired by it and, unless otherwise consented to by the Agent, it shall enter into a supplement to this Agreement granting to the Agent for the benefit of the Lenders a Lien in such Commercial Tort Claim for the benefit of Agent.

(h) It shall perform in a reasonable time all other steps reasonably requested by the Agent to create and maintain in the Agent’s favor a valid perfected first Lien in all Collateral subject only to Permitted Encumbrances.

(i) It shall notify the Agent promptly and in any event within three Business Days after obtaining knowledge thereof (i) of any material delay in its performance of any of its obligations to any Account Debtor; (ii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iii) of any allowances, credits and/or monies granted by it to any Account Debtor; (iv) of all material adverse information relating to the financial condition of an Account Debtor; (v) of any material return of Goods; and (vi) of any loss, damage or destruction of any of the Collateral.

(j) All Accounts (i) represent complete bona fide transactions which require no further act under any circumstances on its part to make such Accounts payable by the Account Debtors and (ii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of the applicable Borrower. It has not made, nor will it make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by it in the ordinary course of its business consistent with historical practice and as previously disclosed to the Agent in writing.

(k) It shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. It shall not permit any such items to become a fixture to real estate or accessions to other personal property.

(l) It shall maintain and keep all of its books and records concerning the Collateral at its executive offices listed in Section 5.4(l) of the Borrower’s Disclosure Schedule.

(m) Section 5.4(m) of the Borrower’s Disclosure Schedule lists all banks and other financial institutions at which it maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. It shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Section 5.4(m) of the Borrower’s Disclosure Schedule) without providing Agent with written notification thereof and providing similar information related thereto.

(n) On the date hereof, its exact legal name (as indicated in the public record of its jurisdiction of organization), jurisdiction of organization, organizational identification number, if any, from the jurisdiction of organization, and the location of its chief executive office and all other offices or locations out of which it conducts business or operations, are specified on Section 5.4(n) of the Borrower’s Disclosure Schedule. It has furnished to each Lender a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is within thirty (30) days of the date hereof. It is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Section 5.4(n) of the Borrower’s Disclosure Schedule, the jurisdiction of its organization of formation is required to maintain a public record showing it to have been organized or formed. Except as specified on Section 5.4(n) of the Borrower’s Disclosure Schedule, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the last five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

(o) It will not, except upon thirty (30) days’ prior written notice to the Agent and delivery to the Agent of all additional financing statements and other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein: (i) change its jurisdiction of organization or the location of its chief executive office from that referred to in Section 5.4(n) of the Borrower’s Disclosure Schedule; or (ii) change its name, identity or organizational structure.

(p) Except as otherwise provided herein, none of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent to Borrower doing of the same.

SECTION 6 CONDITIONS TO LOAN

The obligation of Lenders to make the Loan shall be subject to the satisfaction or waiver by Lenders, prior thereto or concurrently therewith, of each of the following conditions precedent:

6.1 Loan Documents. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by Borrower, the Guarantor and the other parties thereto and shall be in full force and effect as of the date hereof.

6.2 Representations and Warranties. Each of the representations and warranties made by or on behalf of each of the Borrower and Guarantor to Lenders in this Agreement and in other Loan Documents shall be true and correct in all material respects as of the date hereof, provided that any such representation or warranty that is qualified by materiality shall be true and correct in all respects as of the date hereof.

6.3 Certified Copies of Corporate Documents. Lenders shall have received from each of the Borrower and Guarantor, (a) certified by a duly authorized officer to be true and complete on and as of a date which is not more than ten (10) Business Days prior to the date hereof, a copy of each of (i) the certificate of incorporation or such other formation documents of Borrower in effect on such date of certification and (ii) the by-laws (or equivalent document) of Borrower in effect on such date, and (b) a long-form good standing certificate as of a date which is within thirty (30) days of the date hereof.

6.4 Proof of Corporate Action. Lenders shall have received from each of the Borrower and Guarantor a copy, certified by a duly authorized officer to be true and complete on and as of the date which is not more than ten (10) Business Days prior to the date hereof, of the records of all corporate and/or limited liability company action taken by Borrower or Guarantor, as applicable, to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party as contemplated or required by this Agreement, (b) its performance of all of its agreements and obligations under each of such documents, and (c) the incurring, or guaranty, as applicable, of the Obligations contemplated by this Agreement.

6.5 Insurance. Agent on behalf of Lenders shall have received evidence of insurance, additional insured and loss payee endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to Lenders, and certificates of insurance policies and/or endorsements naming Agent as additional insured and lender’s loss payee.

6.6 Warrants. Each of the Lenders shall have received the Closing Date Warrant.

6.7 UCC Filings. The Borrower shall have filed the Financing Statements with respect to the Collateral in favor of the Agent (for the benefit of the Lenders) as stipulated in Section 5

6.8 Approvals. Samsung C&T Corporation shall have obtained the requisite approval from the Bank of Korea to consummate its Term Loan Commitment hereunder.

SECTION 7 REPRESENTATIONS AND WARRANTIES.

Each of Borrower and Guarantor hereby represents and warrants to Lenders, knowing and intending that Lenders shall rely thereon in making the Loan contemplated hereby (each of which representations and warranties shall be continuing unless expressly made in relation only to a specific date), that:

7.1 Corporate Existence: Good Standing.

(a) It (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is in good standing in all other jurisdictions in which it is required to be qualified to do business as a foreign corporation and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite corporate or limited liability company power and authority and full legal right to own or to hold under lease its properties and to carry on the business as presently engaged.

(b) It has corporate or limited liability company power and authority and has full legal rights to enter into each of the Loan Documents to which it is a party, to perform, observe and comply with all of its agreements and obligations under each of such documents.

7.2 No Violation, etc. The execution and delivery by it of the Loan Documents to which it is a party, the performance by it of all of its agreements and obligations under each of such documents, and the incurring by it of all of the Obligations contemplated by this Agreement, have been duly authorized by all necessary corporate actions on the part of it and, if required, its shareholders or members, as applicable, and do not and will not (a) contravene any provision of its charter, bylaws or other governing documents or this Agreement (each as from time to time in effect), (b) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any Lien upon any of the property of it under, any agreement, mortgage or other instrument to which it is or may become a party, (c) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment or any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to such entity) except where such conflict or violation would not reasonably be expected to have a Material Adverse Effect, or (d) require any approval, consent, order, authorization, or license by, or giving notice to, or taking any other action with respect to, any Governmental Authority.

7.3 Binding Effect of Documents, etc. It has duly executed and delivered each of the Loan Documents to which it is a party, and each of the Loan Documents is valid, binding and in full force and effect. The agreements and obligations of it as contained in each of the Loan Documents constitute, or upon execution and delivery thereof will constitute, legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms, subject, as to the enforcement of remedies only, to limitations imposed by federal and state laws regarding bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies generally, and by general principles of law and equity.

7.4 No Events of Default.

(a) No Event of Default has occurred and is continuing and no event has occurred and is continuing and no condition exists that would, with notice or the lapse of time, or both, constitute an Event of Default.

(b) Except as set forth on Schedule 7.4, it is not in default under any material contract, agreement or instrument to which Borrower is a party or by which it or any property of it is bound which is reasonably expected to have a Material Adverse Effect.

(c) Its execution, delivery and performance of and compliance with this Agreement and the other Loan Documents will not, with or without the passage of time or giving of notice, result in any material violation of law, or be in conflict with or constitute a default under any term or provision, or result in the creation of any Lien upon any of its properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal, of any permit, license, authorization or approval applicable to it, or any of its businesses or operations or any of its assets or properties that is reasonably expected to have a Material Adverse Effect.

7.5 No Governmental Consent Necessary. No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any Governmental Authority is required with respect to the execution, delivery and performance by it of this Agreement and the other Loan Documents to which it is a party.

7.6 No Proceedings. There are no actions, suits, or proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any Governmental Authority which, if adversely determined, would have an adverse effect on the ability of it to perform its obligations under this Agreement or the other Loan Documents to which they are parties.

7.7 No Violations of Laws. It has conducted, and is conducting, its business, so as to comply in all material respects with all applicable federal, state, county and municipal statutes and regulations. Neither it nor any officer, director or shareholder of it is charged with, or so far as is known by Borrower, after having made due inquiry, is under investigation with respect to, any violation of any such statutes, regulations or orders, which could have a Material Adverse Effect.

7.8 Use of Proceeds of the Loan. Proceeds from the Loan shall be used only for those purposes set forth in this Agreement. No part of the proceeds of the Loan shall be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing or carrying or trading in any stock under such circumstances as to involve Borrower in a violation of any statute or regulation. In particular, without limitation of the foregoing, no part of the proceeds from the Loan is intended to be used to acquire any publicly-held stock of any kind.

7.9 Financial Statements; Indebtedness.

(a) The audited consolidated balance sheet of the Borrower and Guarantor as of December 31, 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows (together with the related notes) for the year ended December 31, 2007, as audited by McGladrey & Pullen, LLP, and the unaudited consolidated balance sheet and the related consolidated statement of income of the Borrower and Guarantor as of and for the period beginning January 1, 2008 and ended June 30, 2008 (collectively, the “Financial Statements”), (x) fairly present as of the respective dates thereof, the financial position of the Borrower and Guarantor and the results of their operations, cash flows and stockholders’ equity for each of the periods then ended in all material aspects; and (y) except for the fact that the unaudited financial statements omit notes to such statements and year-end adjustments thereto, have been prepared in accordance with GAAP in conformity with the rules and regulations of the SEC.

(b) Except as shown on the most recent Financial Statements (i) except for Indebtedness of it that has accrued in the ordinary course of business, it has no other Indebtedness as of the date hereof which would adversely affect the financial condition of it or the Collateral, (ii) lease commitments of it, and (iii) except for severance payments and change of control payments that may be owed to certain employees of it in the event of termination or a change in control in it, it has no Obligations, contingent or otherwise, except those which, individually or in the aggregate, are not material to the financial condition or operating results of Borrower.

7.10 Changes in Financial Condition. Since December 31, 2007, except as disclosed to Lenders or otherwise provided in this Agreement, there has been no Material Adverse Effect on it. Since December 31, 2007, it has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) had capital expenditures outside of the ordinary course of business, (iv) engaged in any transaction with any Affiliate or (v) engaged in any other transaction outside of the ordinary course of business.

7.11 Equipment. It shall keep its Equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

7.12 Taxes and Assessments.

(a) It has paid and discharged when due all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon its income and profits, or upon all or any portion of any property belonging to it, whether real, personal or mixed, to the extent that such taxes, assessment and other charges have become due, except for taxes that may be contested in good faith by it. It has filed all tax returns, federal, state and local, and all related information, required to be filed by it except for extensions for filing that have been granted to the it.

(b) It shall make all payments to be made by it hereunder without any Tax Deduction (as defined below), unless a Tax Deduction is required by law. If a Borrower is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it shall promptly notify Lenders. If a Tax Deduction is required by law to be made by it, the amount of the payment due from Borrower shall be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. If a Borrower is required to make a Tax Deduction, Borrower shall make the minimum Tax Deduction allowed by law and shall make any payment required in connection with that Tax Deduction within the time allowed by law. Within thirty (30) days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, Borrower shall deliver to Lenders evidence satisfactory to Lenders that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(c) “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document.“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature, including any income, franchise, stamp, documentary, excise or property tax, charge or levy (in each case, including any related penalty or interest).

7.13 ERISA. It is in material compliance in all material respects with the applicable provisions of ERISA and all regulations issued thereunder by the United States Treasury Department, the Department of Labor and the Pension Benefit Guaranty Corporation.

7.14 Environmental Matters.

(a) To its best knowledge, it has duly complied with, and its facilities, business assets, property, leaseholds and equipment are in compliance in all respects with, the provisions of all Environmental Laws, the failure of which would likely result in a Material Adverse Effect.

(b) To its best knowledge, it has been issued all required federal, state and local licenses, certificates or permits relating to the operation of its business; and it and its facilities, business, assets, property and equipment are in compliance in all material respects with all Environmental Laws.

7.15 United States Anti-Terrorism Laws; Holding Company Status.

(a) In this Section 7.15:

“Anti-Terrorism Law” means each of: (i) Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the “Executive Order”); (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act); (iii) the Money Laundering Control Act of 1986, Public Law 99-570; and (iv) any similar law enacted in the United States of America subsequent to December 31, 2004.

“holding company” has the meaning given to it in the United States Public Utility Holding Company Act of 1935, and any successor legislation and rules and regulations promulgated thereunder.

“investment company” has the meaning given to it in the United States Investment Company Act of 1940.

“public utility” has the meaning given to it in the United States Federal Power Act of 1920.

“Restricted Party” means any person listed: (i) in the Annex to the Executive Order; (ii) on the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or (iii) in any successor list to either of the foregoing.

(b) It is not (i) a holding company or subject to regulation under the United States Public Utility Holding Company Act of 1935; (ii) a public utility or subject to regulation under the United States Federal Power Act of 1920; or (iii) required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940.

(c) To the best of its knowledge, it (i) is not, and is not controlled by, a Restricted Party; (ii) has not received funds or other property from a Restricted Party; and (iii) is not in breach of and is not the subject of any action or investigation under any Anti-Terrorism Law.

7.16 Changes. Since the date of the Balance Sheet, except as disclosed in Section 7.16 of Borrower’s Disclosure Schedule, with respect to it, there has not been:

(a) any change in its business, assets, Obligations, condition (financial or otherwise), properties, operations or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(b) any resignation or termination of any of its officers, key employees or groups of employees;

(c) any material change, except in the ordinary course of business, in its contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) any waiver by it of a valuable right or of a material debt owed to it;

(f) any direct or indirect material loans made by it to any of its stockholders, employees, officers or directors, other than advances made in the ordinary course of business;

(g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(h) any declaration or payment of any dividend or other distribution of its assets;

(i) any labor organization activity related to it;

(j) any debt, obligation or liability incurred, assumed or guaranteed by it, except those for immaterial amounts and for current Obligations incurred in the ordinary course of business;

(k) any sale, assignment, transfer, abandonment or other disposition of any Collateral other than Inventory in the ordinary course of business;

(l) any change in any material agreement to which it is a party or by which either it is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n) any arrangement or commitment by it to do any of the acts described in subsection (a) through (m) of this Section 7.16.

7.17 Intellectual Property. (a) Except for Permitted Encumbrances, (1) it holds all Intellectual Property that it owns free and clear of all Liens and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive (subject to the rights of its licensees) right to use in its field of business such Intellectual Property; and Borrower holds all Intellectual Property that it uses but does not own under valid licenses or sub-licenses from others; (2) the use of the Intellectual Property by it does not, to the best knowledge of it, violate or infringe on the rights of any other Person; (3) it has not received any notice of any conflict between the asserted rights of others and Borrower with respect to any Intellectual Property; (4) it has used its commercially reasonable best efforts to protect its rights in and to all Intellectual Property; (5) it is in compliance with all material terms and conditions of its agreements relating to the Intellectual Property; (6) to the best knowledge of it, it is not, and since December 31, 2007 has not been, a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by it of any Intellectual Property nor has it been notified of any alleged claim of infringement or misappropriation by Borrower of any Intellectual Property; (7) to the best knowledge of it, none of the products or services that it is researching, developing, proposes to research and develop, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party; (8) none of the trademarks and service marks used by it, to the best knowledge of it, infringes the trademark or service mark rights of any third party; and (9) to its best knowledge, none of the material processes and formulae, research and development results and other know-how relating to its business, the value of which to it is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements.

(b) Section 7.17 of Borrower’s Disclosure Schedule sets forth, to the best knowledge of it, a true and complete list of (i) all registrations and applications for Intellectual Property owned by it filed or issued by any Intellectual Property registry and (ii) all Intellectual Property licenses which are either material to the business of it or relate to any material portion of its Inventory, including licenses for standard software having a replacement value of more than $10,000. None of such Intellectual Property licenses are reasonably likely to be construed as an assignment of the licensed Intellectual Property to it.

7.18 Representations and Warranties: True, Accurate and Complete. None of the representations, certificates, reports, warranties or statements now or hereafter made or delivered to Agent or Lenders pursuant hereto or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

7.19 Internal Accounting Controls. To the extent required, it maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective, in ensuring that information required to be disclosed by it in the reports that they file or submit under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by it in the reports that they file or submit under the 1934 Act is accumulated and communicated to its management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

7.20 Sarbanes-Oxley Act. To its knowledge, it is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

SECTION 8 AFFIRMATIVE COVENANTS.

Until the indefeasible payment and satisfaction in full of all Obligations from and after the Closing Date, each of Borrower and Guarantor hereby covenants and agrees as follows:

8.1 Notify Lenders. It shall promptly, and in any event within three (3) Business Days, inform Lenders and Agent in writing (a) if any one or more of the representations and warranties made by it in this Agreement or in any document related hereto shall no longer be true, accurate and complete in any material respect, (b) of all material adverse information relating to the financial condition of it; and (c) of any material loss, damage or destruction of any of the Collateral.

8.2 Change in Directors or Officers. It shall promptly notify Lenders in writing of any changes in either of its Directors or Officers.

8.3 Observe Covenants, etc. It shall observe, perform and comply with the covenants, terms and conditions of this Agreement and the other Loan Documents.

8.4 Information and Documents to be Furnished to Lenders. Borrower shall deliver or cause to be delivered to Lenders:

(a) Weekly Statement of Cash Position. Not later than the close of business (New York Time) on each Tuesday during the Term of the Loan, a statement of cash position and projected cash activity of the Borrower by week as of the previous Friday through the period ending November 30, 2008.

(b) Notice of Judgments, Environmental, Health or Safety Complaints.

(i) Within three (3) Business Days thereafter, written notice to Lenders of the entry of any judgment or the institution of any lawsuit or of other legal or equitable proceedings or the assertion of any crossclaim or counterclaim seeking monetary damages from Borrower in an amount exceeding $50,000; and

(ii) Within three (3) Business Days thereafter, notice or copies if written of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from a governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or any other environmental, health or safety matter, which adversely effect Borrower. Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

(c) Other Information. Upon demand,

(i) Certificates of insurance for all policies of insurance to be maintained by Borrower pursuant hereto; and

(ii) All material information received by Borrower affecting the financial status or condition of any Account Debtor or the payment of any Account, including but not limited to, invoices, original orders, shipping and delivery receipts (to the extent not subject to any confidentiality provisions).

(d) Additional Information. From time to time, such other information as Lenders may reasonably request, including financial projections and cash flow analysis to the extent available.

8.5 Comply with Laws. It shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, compliance with which is necessary to maintain its corporate existence or the conduct of its business or non-compliance with which would result in a Material Adverse Effect.

8.6 Insurance Required.

(d) It shall cause to be maintained, in full force and effect on all property of it including, without limitation, all Inventory and Equipment, insurance in such amounts against such risks as is commercially reasonable given the nature of the its business.  Said policy or policies shall:

(i) Be in a form and with insurers which are reasonably satisfactory to Lenders;

(ii) Be for such risks, and for such insured values as Lenders may reasonably require in order to replace the property in the event of actual or constructive total loss;

(iii) Designate Agent for the benefit of the Lenders as additional insured and lender’s loss payee as Agent’s interest may from time to time appear;

(iv) Provide that they may not be canceled or altered without thirty (30) days prior written notice to Agent; and

(v) Within ten (10) Business Days after demand, a copy of said policy shall be delivered to Agent.

(e) In no event shall Agent be required either to (i) ascertain the existence of or examine any insurance policy or (iii) advise it in the event such insurance coverage shall not comply with the requirements of this Agreement.

8.7 Condition of Collateral; No Liens. It shall maintain all Collateral in good condition and repair at all times, and preserve it against any loss, damage, or destruction of any nature whatsoever relating to said Collateral or its use, and keep said Collateral free and clear of any Liens, except for the Permitted Encumbrances, and shall not permit Collateral to become a fixture to real estate or accessions to other personal property.

8.8 Payment of Proceeds. Borrower shall forthwith upon receipt of any proceeds of Collateral, pay such proceeds (insurance or otherwise) up to the amount of the then-outstanding Obligations over to Lender for application against the Obligations in such order and manner as Agent may elect.

8.9 Name Changes; Location Changes.

(a) It shall not change or alter its business names without the express written consent of the Lenders.

(b) It shall deliver not less than thirty (30) Business Days prior written notice to Lenders if Borrower intends to conduct any of its business or operations at or out of offices or locations other than those set forth in this Agreement, or if it changes the location of its chief executive office or the address at which it maintains its books and records.

8.10 Further Assurances. Borrower shall at any time or from time to time upon request of Lenders take such steps and execute and deliver such Financing Statements and other documents all in the form of substance satisfactory to Lenders relating to the creation, validity or perfection of the security interests provided for herein, under the UCC or which are reasonably necessary to effectuate the purposes and provisions of this Agreement. Borrower shall defend the right, title and interest of Agent in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Lender “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to Agent, (ii) the prompt (but in no event later than three (3) days following Agent’s request therefor) delivery to Agent of all original Instruments, Chattel Paper, negotiable Documents and certificated Securities owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Agent’s interest in Collateral at Agent’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrower’s and/or Agent’s respective and several interests in the Collateral.

8.11 SEC Reporting Status. To the extent required, it shall timely file (which for purposes herein shall include any extensions) all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act.

8.12 Indemnification. Borrower shall indemnify, protect, defend and save harmless Lenders, as well as Lenders’ respective directors, officers, trustees, employees, agents, attorneys, members and shareholders (hereinafter referred to collectively as the “Indemnified Parties” and individually as an “Indemnified Party”) from and against any and all losses, damages, expenses or obligations of any kind or nature and from any suits, claims or demands, by third parties (including, without limitation, claims of brokers and finders), including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan, the transactions contemplated herein and the Loan Documents, except for any such losses, damages, expenses or obligations referred to above caused by a Lender’s gross negligence or willful misconduct. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower, the Indemnified Party against whom such action was brought shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by the Indemnified Party, the Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof; provided, however, that the Indemnified Party shall pay the costs and expenses incurred in connection with the employment of separate counsel. Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower’s consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any loss or liability by reason of such settlement or judgment, except as otherwise provided above. The provisions of this Section shall survive the termination of this Agreement and the final repayment of the Obligations

SECTION 9 NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and the termination of this Agreement from and after the Closing Date, each of Borrower and Guarantor hereby covenants and agrees as follows:

9.1 Change of Control; No Creation of Subsidiaries. It will not consolidate with, merge with, or acquire the stock or a material portion of the assets of any person, firm, joint venture, partnership, corporation, or other entity, whether by merger, consolidation, purchase of stock or otherwise if any such action results in a Change of Control (as defined below). It will not create or permit to exist any Subsidiary unless such new Subsidiary is a wholly-owned Subsidiary and is designated by Lenders as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Lenders, including, without limitation, to grant to Agent for the benefit of the Lenders a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations.

A “Change of Control” shall be deemed to have occurred if:

(i) any “Person,” which shall mean a “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act, or group of Persons is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Borrower representing 50% or more of the combined voting power of Borrower’s then outstanding voting securities;

(ii) individuals, who at the Closing Date constitute the Board of Directors (which shall include any equivalent governing body) of Borrower or Guarantor, and any new director whose election by the Board of Directors of Borrower or Guarantor, or whose nomination for election by Borrower’s members or Guarantor’s shareholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors of Borrower or Guarantor, as applicable;

(iii) the stockholders or members of either Borrower or Guarantor approve (I) a plan of complete liquidation of Borrower or Guarantor or (II) the sale or other disposition by Borrower of all or substantially all of Borrower’s assets; or

(iv) a merger or consolidation of either Borrower or Guarantor with any other entity is consummated, other than:

(A) a merger or consolidation which results in the voting securities of Borrower or Guarantor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the surviving entity's outstanding voting securities immediately after such merger or consolidation; or

(B) a merger or consolidation which would result in the directors or managers of Borrower or Guarantor (who were directors or managers immediately prior thereto) continuing to constitute more than 50% of all directors or managers of the surviving entity immediately after such merger or consolidation.

In this paragraph (iv), “surviving entity” shall mean only an entity in which all of a Borrower’s members or Guarantor’s stockholders immediately before such merger or consolidation (determined without taking into account any stockholders or members properly exercising appraisal or similar rights) become stockholders or members by the terms of such merger or consolidation, and the phrase “directors or managers of Borrower or Guarantor (who were directors or managers immediately prior thereto)” shall include only individuals who were directors or managers of Borrower or Guarantor at the Closing Date.

9.2 Disposition of Assets or Collateral. Except for sales of Collateral the proceeds of which will be paid to Agent on behalf of the Lenders to permanently reduce the Loan and applied in accordance with the provisions contained herein, it will not sell, lease, transfer, convey, or otherwise dispose of any or all of its assets or Collateral, other than the disposition or transfer in the ordinary course of business, of obsolete and worn-out Equipment only to the extent that the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent’s first priority security interest or are used to repay the Loan.

9.3 Other Liens. It will not incur, create or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except (a) those Liens in favor of Agent created by this Agreement and the other Loan Documents; and (b) for the Permitted Encumbrances.

9.4 Other Obligations. It will not incur, create, assume, or permit to exist, any Indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except (a) Obligations to Lender, (b) liabilities of it for deferred compensation due certain of its employees, or (c) Indebtedness incurred in connection with any of the Permitted Encumbrances.

9.5 Loans. It will not make any loans to any Person, other than advances to employees of Borrower in the ordinary course of business.

9.6 Guaranties. It will not assume, guaranty, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

9.7 Transfers of Notes or Accounts. It will not sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note payable to it, with or without recourse.

9.8 Modification of Documents. It will not change, alter or modify, or permit any change, alteration or modification of its certificate of incorporation, by-laws or other governing documents in any manner that might adversely affect Lenders’ rights hereunder as secured lender s or its Collateral without each Lender’s prior written consent.

9.9 Change Business or Name. It will not change or alter the nature of its business, or change its name as it appears in the official filings of its state of organization.

SECTION 10 EVENTS OF DEFAULT.

The occurrence of any of the following shall constitute an event of default (hereinafter referred to as an “Event of Default”):

10.1 Failure to Pay. The failure by Borrower to pay, within ten (10) days after the due date, any payment of principal, interest or other charges due and owing to Lenders pursuant to any obligations of Borrower to Lenders including, without limitation, those Obligations arising pursuant to this Agreement or any Loan Document, or under any other agreement for the payment of monies then due and payable to Lenders.

10.2 Failure to Perform. Each of Borrower’s and/or Guarantor’s failure to perform or observe any covenant, term or condition of this Agreement for a period of fifteen (15) days or more from the date the Agent sends written notice to Borrower describing such failure to perform.

10.3 Cross Default. Each of Borrower’s and/or Guarantor’s default under any covenant, representation, term or warranty contained in any other Loan Document after the expiration of any applicable cure provision (if any).

10.4 False Representation or Warranty. Borrower or Guarantor shall have made any statement, representation or warranty in this Agreement or in any other Loan Document to which Borrower or Guarantor is a party or in a certificate executed by Borrower or Guarantor incident to this Agreement, which is at any time found to have been false in any material respect at the time such representation or warranty was made.

10.5 Liquidation, Voluntary Bankruptcy, Dissolution, Assignment to Creditors. Any resolution shall be passed or any action (including a meeting of creditors) shall be taken by either Borrower or Guarantor for the termination, winding up, liquidation or dissolution of Borrower or Guarantor, or either Borrower or Guarantor shall make an assignment for the benefit of creditors, or either Borrower or Guarantor shall file a petition in voluntary liquidation or bankruptcy, or either Borrower or Guarantor shall file a petition or answer or consent seeking, or consenting to, the reorganization of Borrower or Guarantor or the readjustment of any of the indebtedness of Borrower or Guarantor under any applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code), or either Borrower or Guarantor shall consent to the appointment of any receiver, administrator, liquidator, custodian or trustee of all or any part of the property or assets of Borrower or Guarantor or any corporate action shall be taken by Borrower or Guarantor for the purposes of effecting any of the foregoing.

10.6 Involuntary Petition Against Borrower or Guarantor. Any petition or application for any relief is filed against either Borrower or Guarantor under applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), and is not discharged or stayed within sixty (60) days of the filing thereof.

10.7 Judgments; Levies. Any judgments or attachments aggregating in excess of $100,000 at any given time is obtained against either Borrower or Guarantor which remains unstayed for a period of thirty (30) days or is enforced.

10.8 Change of Control. Either Borrower or Guarantor undergoes a Change of Control.

10.9 Dissolution; Maintenance of Existence. Either Borrower or Guarantor is dissolved, or either Borrower fails to maintain its corporate existence in good standing, or the usual business of Borrower ceases or is suspended in any respect and Borrower is not reinstated or in good standing within ten (10) days after such event occurs.

SECTION 11 REMEDIES.

11.1 Acceleration; Other Remedies. Solely upon the occurrence and during the continuation of an Event of Default:

(a) Lenders shall have all rights and remedies provided in this Agreement, any of the other Loan Documents, the UCC or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lenders are cumulative and not exclusive and are enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Agent may determine. Without limiting the foregoing, a Lender may accelerate the payment of all Obligations and demand immediate payment thereof to such Lender. The Agent, upon the instruction of the Required Lenders, may (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require Borrower, at Borrower’s expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release the Account Debtor or other obligor, without affecting any of the Obligations, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral or other security for the Obligations is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

(b) Agent may apply the proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including attorneys' fees and legal expenses incurred by Agent with respect thereto or otherwise chargeable to Borrower) and in such order as Agent may elect, whether or not then due, in accordance with the provision of Section 11.6. Borrower shall remain liable to Agent for the payment on demand of any deficiency together with interest at the Default Interest Rate and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

(c) Agent may, with the prior written consent of the Required Lenders, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes and Liens at any time levied on or existing with respect to the Collateral, and pay any amount, incur any expense or perform any act which, in Agent's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Such amounts paid by Agent shall be repayable by Borrower on demand and added to the Obligations, with interest payable thereon at the Default Interest Rate. Agent shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

(d) Agent and Agent’s agents shall have the right to utilize any of Borrower’s customer lists, registered names, trade names or trademarks to publicly advertise the sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral and Borrower will be deemed to have waived and voided any confidentiality agreements by and among Borrower and Agent.

11.2 Costs and Expenses. Borrower shall be liable for all costs, charges and expenses, including attorney's fees and disbursements, incurred by Lenders by reason of the occurrence of any Event of Default or the exercise of Agent’s and each Lender's remedies with respect thereto, each of which shall be repayable by Borrower on demand with interest at the Default Interest Rate, and added to the Obligations.

11.3 No Marshalling. Except as provided herein, Agent shall be under no obligation whatsoever to proceed first against any of the Collateral or other property which is security for the Obligations before proceeding against any other of the Collateral. It is expressly understood and agreed that all of the Collateral or other property which is security for the Obligations stands as equal security for all Obligations, and that Agent shall have the right to proceed against any or all of the Collateral or other property which is security for the Obligations in any order, or simultaneously, as in its sole and absolute discretion it shall determine. It is further understood and agreed that Agent shall have the right, subject to the notice provisions in this Agreement, as it in its sole and absolute discretion shall determine, to sell any or all of the Collateral or other property which is security for the Obligations in any order or simultaneously, as Agent shall determine in its sole and absolute discretion.

11.4 No Implied Waivers; Rights Cumulative. No delay on the part of a Lender or Agent in exercising any right, remedy, power or privilege hereunder or under any other Loan Document or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to Lender hereunder or under any other Loan Document or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power or privilege conferred on or reserved to Agent or a Lender under this Agreement or under any of the other Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Agent or a Lender and may be exercised by Agent or a Lender at such time or times and in such order and manner as Lender shall (in its sole and complete discretion) deem expedient.

11.5 Specific Performance. The Borrower acknowledges and agrees that the rights being protected by the terms of this Agreement are of a special value, and that the breach of any provision of this Agreement or any of the Loan Documents shall cause irreparable injury and damage to the Lenders. In such event that the Borrower commits a breach of any provision of this Agreement or any of the Loan Documents, the Lenders (or the Agent, if applicable) shall be entitled to seek specific performance of all of the acts and the undertakings required hereunder and to obtain injunctive and other equitable relief to prevent the violation or threatened violation of any of the provisions of this Agreement.

11.6 Application of Payments and Proceeds. All payments remitted to Agent (or Lenders) and all proceeds of Collateral received by Agent shall be applied as follows:

(A) first, to pay any expenses and fees of the Agent (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B) second, to pay any expenses and fees of the Lenders (including cost or expense reimbursements) or indemnities then due to Lenders under the Loan Documents, until paid in full,

(C) third, ratably to the Lenders to pay interest due in respect of the Loan until paid in full,

(D) fourth, ratably to the Lenders to pay the outstanding principal balance of the Loan until the Loan is paid in full, and

(E) fifth, to Borrower.

SECTION 12 OTHER RIGHTS OF LENDERS.

12.1 Agent Appointed Attorney-in-Fact.

(a) Borrower hereby irrevocably constitutes and appoints Agent (and any successor Agent appointed pursuant to Section 13.12 hereof), with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Agent’s discretion, at Borrower’s sole cost and expense, to take any and all appropriate action and to execute and deliver any and all documents and instruments which Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

(b) Borrower hereby ratifies, to the extent permitted by law, all that Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Agreement. The powers of attorney granted pursuant to this Agreement are each a power coupled with an interest and shall be irrevocable until the Obligations are paid indefeasibly in full.

12.2 Bid Restriction. Borrower shall not consummate a transaction of a type described in Section 9.1 or Section 9.2 with any Person for an amount that will not result in full repayment on or prior to the Maturity Date of all Obligations owed to the Lenders hereunder.

SECTION 13  THE AGENT.

13.1 Appointment; Nature of Relationship. Federated Kaufmann (and any successor Agent appointed pursuant to Section 13.12 hereof) is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing as directed by the Required Lenders, and (c) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

13.2 Powers. The Agent shall have and may exercise such powers for the benefit of the Lenders under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

13.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

13.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Section 6, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of an Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries.

13.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

13.6 Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Term Loan Commitments (or, if the Term Loan Commitments have been terminated, in proportion to their Term Loan Commitments immediately prior to such termination), to the extent such is not first reimbursed or indemnified by the Borrower or the Guarantor, as the case may be, (i) for all actual and reasonable expenses incurred by the Agent on behalf of the Lenders, in connection with the administration and enforcement of the Loan Documents (the forgoing clause (i), collectively, the “Expenses”) and (ii) for any Obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms of the Loan Documents or of any such other documents (the forgoing clause (ii), collectively, the “Losses” and together with the Expenses, the “Lender Obligations”); provided that no Lender shall be liable for any Expenses or Losses to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. Any amounts owed to the Agent by the Lenders for reimbursement or indemnification as provided in this Section 13.6 shall be first paid by the proceeds of the Collateral as provided in Section 11.6 hereof. The Obligations of the Lenders under this Section 13.6 shall survive payment of the Obligations and termination of this Agreement.

13.7 Notice of Expenses and Losses.  At such time the Agent has incurred Expenses or Losses  in excess of $5,000, the Agent shall provide to each Lender (a) within seven (7) days an itemized statement of such Expenses and Losses stating the amount of each such Loss or Expense, the person to whom each such Expense is owed or the circumstance under which the Loss was incurred,  and (b) within seven (7) days after the beginning of each month thereafter during the Term, a similar itemized statement of total incurred Expenses and Losses incurred during the previous month.

13.8 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Event of Default. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders in writing. The Agent agrees and acknowledges that time is of the essence in giving prompt notice.

13.9 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Loans as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its subsidiaries in which the Borrower or such subsidiary is not restricted hereby from engaging with any other Person.

13.10 Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf security agreements, pledge agreements and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the same.

13.11 Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders in writing.

13.12 Right to Subordinate.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Lender may, upon not less than five (5) Business Days prior written notice to the other Lender, the Borrower and the Guarantor (such notice, the “Subordination Notice”), subordinate all of the Obligations due or owing to such Lender (the “Subordinated Lender” and such Obligations, the “Subordinated Lender Debt”) to the Obligations due or owing to the other Lender (the “Senior Lender,” such Obligations the “Senior Debt,” each such event, a “Subordination Event” and the date of each such event, the “Subordination Event Date”).

(b) If a Subordination Event has occurred, then, on the Subordination Event Date, without any further action by any party hereto:

(i) Subordinated Lender subordinates all Subordinated Lender Debt and all claims and demands arising therefrom to all of the Senior Debt, and the payment of any and all Subordinated Lender Debt shall be and hereby is expressly made subordinate and junior in right and time of the prior payment in full of all Senior Debt;

(ii) Subordinated Lender agrees that to the extent herein provided all of the Senior Debt shall be Satisfied before Subordinated Lender shall be paid anything (of any kind or character) on account of any Subordinated Lender Debt; provided, however, prior to the date the Senior Debt is Satisfied, so long as no Event of Default exists or would result therefrom, Borrower (or Guarantor) may make and the Subordinated Lender may receive in respect of the Subordinated Lender Debt, its pro rate share of regularly scheduled payments of interest pursuant of the terms of Section 3.1 hereof.

(iii) until all of the Senior Debt is Satisfied, neither the Borrower nor Guarantor shall make, and Subordinated Lender shall not demand, receive, retain, or accept, either directly or indirectly, payment (of any kind or character) of all or any part of the Subordinated Lender Debt without the prior written consent of the Agent;

(iv) the Subordinated Lender hereby subordinates any and all Liens in favor of the Subordinated Lender to secure the Subordinated Lender Debt (each a “Subordinated Lien”) to all Liens in favor of the Senior Lender to secure the Senior Debt (each a “Senior Lien”) and agrees that all Senior Liens shall have priority over all Subordinated Liens, regardless of the time or order of attachment, the time, order or manner of perfection, or the time or order filing of any mortgage, debenture, deed or trust assignment, security agreement, financing statement or other document;

(v) in the event of a Proceeding, all Senior Debt first shall be Satisfied before any payment of or with respect to the Subordinated Lender Debt shall be made and this Agreement shall remain in full force and effect notwithstanding any Proceeding commenced by or against any party hereto;

(vi) if Subordinated Lender receives any distribution or payment prohibited under this Section 13.12, or receives any payment (of any kind or character) of any Subordinated Lender Debt in violation of this Agreement, Subordinated Lender shall (A) notify the Agent immediately in writing thereof and (B) receive the same in trust for the Agent and Subordinated Lender shall immediately pay and deliver the same to Agent in precisely the form received, except for any requisite endorsement or assignment;

(vii) Subordinated Lender agrees not to interfere with any disposition of Collateral by or at the direction of the Agent;

(viii) until the Senior Indebtedness is Satisfied and notwithstanding anything to the contrary contained herein or in any other Loan Document, Subordinated Lender shall not take any Subordinated Collection Action;

(ix) if the Subordinated Lender is the Agent prior to the Subordination Event, (A) the Subordinated Lender shall automatically cease to be the Agent hereunder and (B) the Senior Lender shall, in the Senior Lender’s sole and absolute discretion, either (1) elect to become the Agent by delivering prior written notice to the Subordinated Lender, Borrower and Guarantor or (ii) appoint any other Person reasonably acceptable to the Borrower or Guarantor as the Agent hereunder (Senior Lender may make each of the foregoing actions at any time on or after receiving the Subordination Notice); and

(x) On and after the Subordination Event Date, the Subordinated Lender shall cease to be responsible for any and all Lender Obligations (other than any Lender Obligations that are proved by the Agent to have arisen or resulted from any action or inaction of the Agent prior to the applicable Subordination Event Date).

SECTION 14 SETOFF; RATABLE PAYMENTS.

14.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

14.2 Ratable Payments. Except as otherwise agreed in writing by the Lenders, if any Lender, whether by setoff or otherwise, has payment made to it upon its Loan in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loan held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loan. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loan. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

SECTION 15 PROVISIONS OF GENERAL APPLICATION.

15.1 Transactional Expenses. The Borrower shall pay, and hold the Agent harmless against liability for the payment of reasonable attorneys fees and the out-of-pocket expenses of Agent arising in connection with the negotiation and execution of this Agreement and any other Loan Document and the consummation of the transactions contemplated by this Agreement and any other Loan Document, to be paid promptly on the Closing Date. If the closing does not occur due to a decision by the Borrower not to proceed with the transactions contemplated hereunder, the reasonable attorneys fees plus the out of pocket expenses of Agent arising in connection with the negotiation and execution of this Agreement and any other Loan Document, shall be paid promptly by Borrower after the termination of this Agreement.

15.2 Waivers. Borrower waive demand, presentment, notice of dishonor protest and notice of protest of any instrument of Borrower or others which may be included in the Collateral.

15.3 Survival. All covenants, agreements, representations and warranties made by Borrower herein or in any other Loan Document or in any certificate, report or instrument contemplated hereby shall survive any independent investigation made by each Lender and the execution and delivery of this Agreement, and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

15.4 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and either (a) delivered by hand or (b) delivered by national overnight courier service, and shall be deemed to have been duly given or made upon receipt by the receiving party. All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to Borrower:	Hydrogen L.L.C.
2 Juniper Street
Versailles, Pennsylvania 15132
Attention: Chief Executive Officer

With a copy to:	HydroGen Corporation
10 East 40th Street, Suite 3405
New York, New York 10016
Attention: General Counsel

With a copy to:	Duane Morris LLP
190 South LaSalle Street
Suite 3700
Chicago, Illinois 60603
Attention: Richard T. Ruzich, Esq.

If to Lenders
or Agent:	Federated Kaufmann Fund
140 East 45th Street, 43rd Floor
New York, NY 10017
Attention: Jonathan E. Gold

With a copy to:	Reed Smith LLP
599 Lexington Avenue, 28th Floor
New York, New York 10022
Attention: Gerard S. DiFiore, Esq.

If to Samsung
C&T Corporation:	Samsung C&T Corporation
30th Floor Samsung C&T Corporation Building
1321-20, Seocho-2 Dong, Seocho-Gu
Seoul, Korea
Attention: Hachull Chung

With a copy to:	Samsung C&T Corporation
32nd Floor Samsung C&T Corporation Building
1321-20, Seocho-2 Dong, Seocho-Gu
Seoul, Korea
Attention: JongYun Kim, Esq.

Notwithstanding the foregoing, that parties expressly acknowledge and agree that foregoing provisions of notice by Lenders to Borrower’s counsel is an accommodation only, and that Lender shall have fulfilled its notice obligation hereunder if notice shall have been received by Borrower at the address set forth above, irrespective of whether such notice is received by Borrower’s counsel.

15.5 Amendments; Waiver of Defaults. The terms of this Agreement shall not be amended, waived, altered, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by the Required Lenders, Agent, and Borrower. Any default or Event of Default by Borrower may only be waived by a written instrument specifically describing such default or Event of Default and signed by the Lender.

15.6 Binding on Successors.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that Borrower may not assign any of its rights or obligations under this Agreement or the other Loan Documents to any Person without the prior written consent of each Lender.

(b) A Lender may assign any or all of the Obligations together with any or all of the security therefor to any Person and any such assignee shall succeed to all of such Lender’s rights with respect thereto upon the consent of the Borrower. Such Lender shall notify the other Lender and Borrower of any such assignment. Upon such assignment, such assigning Lender shall have no further obligations under the Loan Documents.

15.7 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.8 Section or Paragraph Headings. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

15.9 APPLICABLE LAW: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE LAWS OF WHICH THE BORROWER HEREBY EXPRESSLY ELECTS TO APPLY TO THIS AGREEMENT, WITHOUT GIVING EFFECT TO PROVISIONS FOR CHOICE OF LAW HEREUNDER. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS AGREEMENT SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT.

15.10 WAIVER OF JURY TRIAL: BORROWER HEREBY WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER, AGENT, EACH LENDER OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN BORROWER AND AGENT OR ANY LENDER. BORROWER WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY EACH LENDER WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

15.11 CONSENT TO JURISDICTION: BORROWER HEREBY (a) IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, AND (b) WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT THERETO. IN ANY SUCH ACTION OR PROCEEDING, BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS AND PAPERS THEREIN AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT ITS OFFICES SET FORTH HEREIN OR OTHER ADDRESS THEREOF OF WHICH LENDER HAS RECEIVED NOTICE AS PROVIDED IN THIS AGREEMENT.

15.12 Entire Agreement. This Agreement, the other Loan Documents, any supplements or amendments hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

15.13 Counterparts. This Agreement may be executed in counterparts and by facsimile or other electronic signatures, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the day and year first above written.

BORROWER:

HYDROGEN, L.L.C.

By:	/s/ John J. Freeh
Name:	John J. Freeh
Title:	Chief Executive Officer

GUARANTOR:

HYDROGEN CORPORATION

By:	/s/ John J. Freeh
Name:	John J. Freeh
Title:	Chief Executive Officer

AGENT:

FEDERATED KAUFMANN FUND
a portfolio of Federated Equity Funds

By:	/s/ Lawrence Auriana
Name:	Lawrence Auriana
Title:	Vice President

LENDERS:

FEDERATED KAUFMANN FUND
a portfolio of Federated Equity Funds

By:	/s/ Lawrence Auriana
Name:	Lawrence Auriana
Title:	Vice President

[Signature Page to Loan and Security Agreement]

S-1

SAMSUNG C&T CORPORATION

By:	/s/ Cheol-Woo Lee
Name:	Cheol-Woo Lee
Title:	Senior Executive Vice President

[Signature Page to Loan and Security Agreement]

EXHIBIT A

[FORM OF WARRANT]

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

HYDROGEN CORPORATION

WARRANT

Warrant No. XXXX	Original Issue Date: August 22, 2008

HYDROGEN CORPORATION, a Nevada corporation (the “Company”), hereby certifies that, for value received, [NAME OF LENDER] or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 400,000 shares of common stock, $0.001 par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to the Exercise Price (as defined herein), at such time and in such amount as more fully described herein, and subject to the following terms and conditions:

This Warrant is issued pursuant to that certain Loan and Security Agreement, dated August 22, 2008, by and among the Company, HydroGen L.L.C., Federated Kaufmann Fund, a portfolio of Federated Equity Fund, as Agent for Federated Kaufmann Fund and Samsung C&T Corporation (the “Loan and Security Agreement”). The Warrants and Warrant Shares shall be referred to herein collectively as the “Securities.”

1.  Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Security and Loan Agreement.

2.  List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.  List of Transfers.

(a) This Warrant is subject to the restrictions noted in the legend set forth on the first page of this Warrant.

(b) The Company shall register any such transfer of all or any portion of this Warrant in the Warrant Register, upon (i) surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified in Section 13 hereof and (ii) if a registration statement is not effective, (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company, to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth below in Section 3(c), to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. Notwithstanding the foregoing, to the extent a Holder desires to transfer this Warrant to a non-affiliate after the effectiveness of any registration statement filed by the Company to register for offer and sale the Warrant Shares, then such transferee shall not be entitled to the registration rights associated with the underlying Warrant Shares but shall be entitled to all other rights as a Holder hereunder, including the right to exercise this Warrant on a “cashless” exercise basis pursuant to Section 10(b) hereof.

(c) Any transferee of the Warrant shall represent and warrant to the Company the following:

(i) Investment Intent. Such transferee understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities and, upon exercise of the Warrant will acquire the Warrant Shares issuable upon exercise thereof, as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such transferee's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such transferee to hold the Securities for any period of time. Such transferee is acquiring the Securities hereunder in the ordinary course of its business. Such transferee does not have any agreement, plan or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(ii) Purchaser Status. At the time such transferee was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such transferee is not a registered broker-dealer under Section 15 of the Exchange Act.

(iii) General Solicitation. Such transferee is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.  Exercise, Price and Duration of Warrants.

(a)  This Warrant shall be exercisable by the registered Holder in the amounts and at the times as stated below:

(i) At any time and from time to time on or after the Closing Date and through and including the Expiration Date, the registered Holder of this Warrant may exercise this Warrant by purchasing up to 200,000 Warrant Shares at the Exercise Price.

(ii) At any time and from time to time on or after the date on which the amount in the Borrower’s Account is released to the Borrowers pursuant to Section 2.1 of the Loan and Security Agreement (such date a “Vesting Date” and together with the Closing Date, the “Vesting Dates”) and through and including the Expiration Date, the registered Holder of this Warrant may exercise this Warrant by purchasing up to 200,000 Warrant Shares at the Exercise Price.

(b)  As used in this Agreement, the following terms shall have their respective meaning:

(i) “Exercise Price” shall mean the per share price equal to the volume weighted average sale price (regular way) for each trade for the period starting on the 25th trading day prior to the respective Vesting Date and ending on the 10th trading day prior to such Vesting Date.

(ii) “Expiration Date” shall mean August 22, 2013.

(c)  Subject to Section 11 hereof, at 5:00 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(d) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, together with the aggregate Exercise Price for the number of Warrant Shares to be issued pursuant to such exercise, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price shall be accompanied by a statement by the Holder certifying to the Company the representations and warranties contained in Section 3(c) hereof. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise

Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

 5.  Delivery of Warrant Shares.

(a)  Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if a registration statement is not effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable pursuant to Rule 144 under the Securities Act. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

(b)  If by the close of the third Trading Day after delivery of an Exercise Notice, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the closing bid price of a share of Common Stock on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(c)  To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.  Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.  Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.  Reservation of Warrant Shares. The Company covenants that it will initially reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, [one hundred twenty percent (120%)] of the number of Warrant Shares which are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Company further covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.  Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)  Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).

(d)  Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

 (e)  Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)  Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(g)  Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all reasonable steps to give the Holder the practical opportunity to exercise this Warrant prior to such time; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.  Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)  Cash Exercise. The Holder may deliver immediately available funds; or

(b)  Cashless Exercise. If an Exercise Notice is delivered at a time when a registration statement permitting the Holder to resell the Warrant Shares is required to be effective and is not then effective or the prospectus forming a part thereof is not then available to the Holder for the resale of the Warrant Shares, then the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices of a share of Common Stock for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11.  No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Exercise Date.

12.   Registration Rights and SEC Reporting Obligations of Company.

(a) Piggy Back Registration Rights. If the Investor exercises any portion of the Warrant, and thereafter the Company proposes to file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, then the Company shall in each case give written notice of such proposed filing to the Holder as soon as practicable (but no later than 20 business days) before the anticipated filing date, and such notice shall offer each Holder the opportunity to register such number of shares of Warrant Shares as such Holder may request. Each Holder desiring to have Warrant Shares included in such registration statement shall so advise the Company in writing within 10 business days after the date on which the Company’s notice is so given, setting forth the number of shares of Warrant Shares for which registration is requested. If the Company's offering is to be an underwritten offering, the Company shall use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Holders of the Warrant Shares requested to be included in the registration for such offering to include such Warrant Shares in such offering on the same terms and conditions as any similar securities of the Company included therein.

(b) SEC Reporting Obligation. The Company agrees to make publicly available adequate public information necessary for the Holder to transfer the Warrant Shares pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) by providing the following:

(i)
For so long at the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), the Company shall timely file (inclusive of any extensions) all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, (other than Form 8-K reports).

(ii)
If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall make publicly available that information specified in Rule 144 necessary for the Holder to transfer the Warrant Shares pursuant to Rule 144.

13.  Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be: (i) if to the Company, to HydroGen Corporation, 10 East 40th Street, Room 3405, New York, New York 10016, Attn: Chief Executive Officer or to facsimile number (212) 672-0393 (or such other address as the Company shall indicate in writing in accordance with this Section) or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register (or such other address as the Company shall indicate in writing in accordance with this Section).

14.  Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.  Miscellaneous.

(a)  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(b)  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in connection with the investigation, preparation and prosecution of such Proceeding.

(c)  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)  Other than as otherwise set forth herein, prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

HYDROGEN CORPORATION

By:
Name:	John J. Freeh
Title:	Chief Executive Officer

EXERCISE NOTICE

HYDROGEN CORPORATION

WARRANT DATED _________________, 2008

Ladies and Gentlemen:

(1) The undersigned hereby elects to purchase ______ shares of Common Stock pursuant to the above-referenced Warrant. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ Cash Exercise under Section 10

☐ Cashless Exercise under Section 10

(3) If the Holder has elected a Cash Exercise, the holder shall pay the sum of $_______ to the Company in accordance with the terms of the Warrant.

(4) Pursuant to this Exercise Notice, the Company shall deliver to the Holder ______ Warrant Shares in accordance with the terms of the Warrant.

(5) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

Dated:_______________, _____

Name of Holder:

By:
Name:
Title:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

HYDROGEN CORPORATION
WARRANT ORIGINALLY ISSUED August 22, 2008
WARRANT NO.

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              the right represented by the within Warrant to purchase                  shares of Common Stock to which the within Warrant relates and appoints ___________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _________, ___

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT B

[FORM OF DEFAULT WARRANT]

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

HYDROGEN CORPORATION

WARRANT

Warrant No. XXXX	Original Issue Date: __________________

HYDROGEN CORPORATION, a Nevada corporation (the “Company”), hereby certifies that, for value received, [Lender] or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 1,000,000 shares of common stock, $0.001 par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.01 (the “Exercise Price”), at any time and from time to time from and after the Trigger Date (as defined below) and through and including [FIVE YEARS FROM THE ORIGINAL ISSUE DATE] (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant is issued pursuant to that certain Loan and Security Agreement, dated August 22, 2008, by and among the Company, HydroGen L.L.C., Federated Kaufmann Fund, a portfolio of Federated Equity Funds, as Agent for Federated Kaufmann Fund and Samsung C&T Corporation (the “Loan and Security Agreement”). The Warrants and Warrant Shares shall be referred to herein collectively as the “Securities.”

1.  Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Security and Loan Agreement.

2.  List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.  List of Transfers.

(a) This Warrant is subject to the restrictions noted in the legend set forth on the first page of this Warrant.

(b) The Company shall register any such transfer of all or any portion of this Warrant in the Warrant Register, upon (i) surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified in Section 13 hereof and (ii) if a registration statement is not effective, (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company, to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth below in Section 3(c), to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. Notwithstanding the foregoing, to the extent a Holder desires to transfer this Warrant to a non-affiliate after the effectiveness of any registration statement filed by the Company to register for offer and sale the Warrant Shares, then such transferee shall not be entitled to the registration rights associated with the underlying Warrant Shares but shall be entitled to all other rights as a Holder hereunder, including the right to exercise this Warrant on a “cashless” exercise basis pursuant to Section 10(b) hereof.

(c) Any transferee of the Warrant shall represent and warrant to the Company the following:

(i) Investment Intent. Such transferee understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities and, upon exercise of the Warrant will acquire the Warrant Shares issuable upon exercise thereof, as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such transferee's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such transferee to hold the Securities for any period of time. Such transferee is acquiring the Securities hereunder in the ordinary course of its business. Such transferee does not have any agreement, plan or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(ii) Purchaser Status. At the time such transferee was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such transferee is not a registered broker-dealer under Section 15 of the Exchange Act.

(iii) General Solicitation. Such transferee is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.  Exercise and Duration of Warrants.

(a)  All or any part of this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Trigger Date (as defined below) and through and including the Expiration Date.

(b)  As used in this Agreement, the following term shall have the respective meaning:

(i) “Trigger Date” shall mean the day following the occurrence and existence of an Event of Default (as defined in the Loan and Security Agreement) that is either not cured by the Borrower or Guarantor (as defined in the Loan and Security Agreement)  nor waived by the Lenders (as defined in the Loan and Security Agreement) within the applicable cure period.

(c)  At 5:00 p.m., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(d) The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, together with the aggregate Exercise Price for the number of Warrant Shares to be issued pursuant to such exercise, and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price shall be accompanied by a statement by the Holder certifying to the Company the representations and warranties contained in Section 3(c) hereof. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise

Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

 5.  Delivery of Warrant Shares.

(a)  Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if a registration statement is not effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable pursuant to Rule 144 under the Securities Act. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

(b)  If by the close of the third Trading Day after delivery of an Exercise Notice, the Company fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the closing bid price of a share of Common Stock on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(c)  To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6.  Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.  Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.  Reservation of Warrant Shares. The Company covenants that it will initially reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, [one hundred twenty percent (120%)] of the number of Warrant Shares which are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Company further covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.  Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)  Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).

(d)  Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

 (e)  Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)  Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(g)  Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all reasonable steps to give the Holder the practical opportunity to exercise this Warrant prior to such time; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.  Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)  Cash Exercise. The Holder may deliver immediately available funds; or

(b)  Cashless Exercise. If an Exercise Notice is delivered at a time when a registration statement permitting the Holder to resell the Warrant Shares is required to be effective and is not then effective or the prospectus forming a part thereof is not then available to the Holder for the resale of the Warrant Shares, then the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices of a share of Common Stock for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11.  No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Exercise Date.

12.   Registration Rights and SEC Reporting Obligations of Company.

(a) Piggy Back Registration Rights. If the Investor exercises any portion of the Warrant, and thereafter the Company proposes to file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, then the Company shall in each case give written notice of such proposed filing to the Holder as soon as practicable (but no later than 20 business days) before the anticipated filing date, and such notice shall offer each Holder the opportunity to register such number of shares of Warrant Shares as such Holder may request. Each Holder desiring to have Warrant Shares included in such registration statement shall so advise the Company in writing within 10 business days after the date on which the Company’s notice is so given, setting forth the number of shares of Warrant Shares for which registration is requested. If the Company's offering is to be an underwritten offering, the Company shall use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Holders of the Warrant Shares requested to be included in the registration for such offering to include such Warrant Shares in such offering on the same terms and conditions as any similar securities of the Company included therein.

(b) SEC Reporting Obligation. The Company agrees to make publicly available adequate public information necessary for the Holder to transfer the Warrant Shares pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) by providing the following:

(i)
For so long at the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), the Company shall timely file (inclusive of any extensions) all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, (other than Form 8-K reports).

(ii)
If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall make publicly available that information specified in Rule 144 necessary for the Holder to transfer the Warrant Shares pursuant to Rule 144.

13.  Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be: (i) if to the Company, to HydroGen Corporation, 10 East 40th Street, Room 3405, New York, New York 10016, Attn: Chief Executive Officer or to facsimile number (212) 672-0393 (or such other address as the Company shall indicate in writing in accordance with this Section) or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register (or such other address as the Company shall indicate in writing in accordance with this Section).

14.  Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.  Miscellaneous.

(a)  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(b)  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in connection with the investigation, preparation and prosecution of such Proceeding.

(c)  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)  Other than as otherwise set forth herein, prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

HYDROGEN CORPORATION

By:
Name:
Title:

EXERCISE NOTICE

HYDROGEN CORPORATION

WARRANT DATED _________________, 2008

Ladies and Gentlemen:

(1) The undersigned hereby elects to purchase ______ shares of Common Stock pursuant to the above-referenced Warrant. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The Holder intends that payment of the Exercise Price shall be made as (check one):

  ☐ Cash Exercise under Section 10

  ☐ Cashless Exercise under Section 10

(3) If the Holder has elected a Cash Exercise, the holder shall pay the sum of $_______ to the Company in accordance with the terms of the Warrant.

(4) Pursuant to this Exercise Notice, the Company shall deliver to the Holder ______ Warrant Shares in accordance with the terms of the Warrant.

(5) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

Dated:_______________, _____

Name of Holder:

By:
Name:
Title:
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

HYDROGEN CORPORATION
WARRANT ORIGINALLY ISSUED August __, 2008
WARRANT NO.

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              the right represented by the within Warrant to purchase                  shares of Common Stock to which the within Warrant relates and appoints ___________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _________, ___

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT 1.63

Permitted Encumbrances

The following is a list of Capital Assets encumbered by purchase money security interests (including, without limitation, capitalized or finance leases) in favor of equipment vendors and the remaining payments on such finance leases:

Equipment	Remaining Payments

5000 lb Nissan Forklift	2,026.81

Pacific Scrub Master floor scrubber	1,618.83

(4) Retrofit Control Systems	4,014.34
(1) Gruenberg Model 4/MM80VD50.M Conveyor Oven	29,922.87
(2) Blue M 11MT-243618-21-AM-SPL's with floor stands (2) Blue M 11MT-243618-21-SPL Atmosphere Standard Retorts including steel surcharge	22,778.63
(2) Blue M 11MT-243618-21-AM-SPL's with floor stands (2) Blue M 11MT-243618-21-SPL Atmosphere Standard Retorts including steel surcharge	18,094.88
(1) Blue M 11MT-243618-21-AM-SPL's with floor stands (1) Blue M 11MT-243618-21-SPL Atmosphere Standard Retorts including steel surcharge	49,581.00
770 Ton Hydraulic Slab Side Press, Heater Control System, Safety Door, Cooling & Filtration Unit, Quiet Package & Bellows Boot	78,948.00